EXHIBIT 4.1


          This Amendment No. 4 ("Amendment No. 4") dated March 23, 1995 to the Credit Agreement dated as of March 31, 1993, as amended by Amendment No. 1 thereto dated August 6, 1993, Waiver, Consent and Amendment No. 2 thereto dated August 3, 1994 and Amendment No. 3 thereto dated December 7, 1994, is made by and among GROW GROUP, INC., a New York corporation (the "Borrower"), GROW GROUP INSURANCE, LTD., a Bermuda corporation ("Grow Insurance"), CELLO CORP., a Maryland corporation ("Cello"), SINCLAIR-AMERITONE PAINT CORPORATION, a California corporation (f/k/a SINCLAIR ACQUISITION CORP. and f/k/a AMERITONE PAINT CORPORATION) ("Ameritone"), ZYNOLYTE PRODUCTS COMPANY, a California corporation ("Zynolyte"), CHEMICAL BANK NEW JERSEY, N.A., a national banking association ("Chemical" or the "Agent"), FLEET BANK, a New York banking corporation ("Fleet"), PNC BANK, KENTUCKY, INC., a Kentucky banking corporation ("PNC"), WELLS FARGO BANK, N.A., a national banking association ("Wells Fargo"; Chemical, Fleet, PNC and Wells Fargo sometimes herein each called a "Bank" and collectively, the "Banks") and Chemical Bank, a New York banking corporation (the "Issuing Bank").

                         W I T N E S S E T H:

     Section 1.  Recitals.
                 ________

          This Amendment No. 4 is made in contemplation of the following matters:

          1.1. The Borrower, Grow Insurance, the Banks and the Issuing Bank have entered into a certain Credit Agreement dated as of March 31, 1993. That original agreement was amended by Amendment No. 1 thereto dated August 6, 1993, Waiver, Consent and Amendment No. 2 thereto dated August 3, 1994 and Amendment No. 3 thereto dated December 7, 1994 (the original agreement, as amended by said Amendment No. 1, Waiver, Consent and Amendment No. 2 and Amendment No. 3, being herein called the "Existing Credit Agreement"). Terms defined in the Existing Credit Agreement are used herein as therein defined unless otherwise defined herein.

          1.2. The Borrower has requested, and the Banks and the Issuing Bank have agreed, to extend the Revolving Credit
     Expiration Date from March 31, 1996 to March 31, 1997, and to amend the Existing Credit Agreement and the other Loan Documents to reflect such extension.

          1.3. The Borrower has requested, and the Banks have agreed, to increase the permitted amount of expenditures for fixed assets during any fiscal year as provided in Section 9.9 of the Existing Credit Agreement, from and after March 31, 1995 until the Revolving Credit Expiration Date, to an aggregate amount not to exceed $37,500,000 and an aggregate amount not to exceed $20,000,000 in any 12-month period, and to amend the Existing Credit Agreement and the other Loan Documents to reflect such increase.

          1.4. It is a condition precedent to the Banks' agreement to enter into this Amendment No. 4 and in consideration of the Banks' agreement to extend the Revolving Credit Expiration Date, that the Borrower shall pay to the Banks an extension fee (the "Extension Fee") of $93,750, which represents one-eighth percent (1/8%) of the aggregate amount of the Commitments, such fee to be divided among the Banks in accordance with their Pro Rata Shares. The Extension Fee shall be payable in full upon the execution of this Amendment No. 4.

          1.5. The Borrower has requested the Banks and the Issuing Bank to enter into this Amendment No. 4 and the Banks and the Issuing Bank have agreed to enter into this Amendment No. 4 for the foregoing purposes.

     Section 2.  Amendments.
                 __________

          2.1. Defined Terms. The defined term "Revolving Credit Expiration Date" in Section 1.1 of the Existing Credit Agreement shall be, and hereby is, amended in its entirety to read as follows:

               "Revolving Credit Expiration Date" shall mean March 31, 1997."

          2.2.  Section 9.9.  Section 9.9 of the Existing Credit
     Agreement shall be, and hereby is, amended in its entirety to read as follows:

               "Section 9.9.  Capital Expenditures.
                              ____________________

               (a)  During the period July 1, 1994 to and including March
          30, 1995, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make or commit to make any expenditure for fixed assets if, after giving effect thereto, the aggregate amount of all such expenditures for fixed assets incurred by the Borrower and Subsidiaries during such period would exceed $15,000,000; provided, however, that the amount expended for the purchase by Ameritone of the assets of Sinclair pursuant to the Sinclair Asset Purchase Agreement shall be specifically excluded from the limitations imposed by the provisions of this
          Section 9.9(a).

               (b) From and after March 31, 1995 to and including the Revolving Credit Expiration Date, directly or indirectly (by, way of the acquisition of the securities of a Person or otherwise), make or commit to make any expenditure for fixed assets if, after giving effect thereto, the aggregate amount of all such expenditures for fixed assets incurred by the Borrower and Subsidiaries during such period would exceed $37,500,000 in the aggregate or would exceed $20,000,000 in the aggregate in any 12-month period."

     Section 3.  Representations and Warranties.
                 ______________________________

               (a) Except as provided in Section 5(a) of Wavier, Consent and Amendment No. 2, the Borrower hereby represents and warrants that each representation and warranty by the Borrower set forth in Article V of the Existing Credit Agreement is true and correct on and as of the date of this Amendment No. 4 as though made by the Borrower on and as of such date.

               (b) Except as provided in Section 5(b) of Waiver, Consent and Amendment No. 2, each Corporate Guarantor hereby represents and warrants that each representation and warranty by the Corporate Guarantors set forth in Section 5 of the Subsidiaries' Guaranty is true and correct on and as of the date of this Amendment No. 4 as though made by such Corporate Guarantors on and as of such date.

     Section 4.  Reaffirmations.
                 ______________

               (a) The Borrower and Grow Insurance each hereby restates and reaffirms the provisions of the Credit Agreement (as heretofore and hereby amended), confirms its absolute and unconditional obligations thereunder and expressly acknowledges and agrees that its obligations thereunder continue in full force and effect from and after the date hereof. The Borrower hereby restates and reaffirms the provisions of the Parent Guaranty, the Pledge Agreement and the Borrower Security Agreement (as heretofore and hereby amended), confirms its absolute and unconditional guaranty and pledge (of the stock of Cello, Ameritone and Zynolyte) and grant of security interests and other obligations thereunder, and expressly acknowledges and agrees that its guaranty, pledge and grant of security interests and other obligations thereunder continue in full force and effect from and after the date hereof. Cello, Ameritone and Zynolyte each hereby restates and reaffirms the provisions of the Subsidiaries' Guaranty and the Corporate Guarantors' Security Agreement (as heretofore and hereby amended), confirms its absolute and unconditional guaranty and grant of security interests and other obligations thereunder, and expressly acknowledges and agrees that its guaranty and grant of security interests and other obligations thereunder continue in full force and effect from and after the date hereof.

               (b) The Borrower expressly acknowledges that the execution of this Amendment No. 4 or any actions taken by the Borrower, the Banks or the Issuing Bank in connection therewith shall not be deemed a release or waiver of any of the Borrower's obligations pursuant to the Parent Guaranty.

               (c) Each of the Corporate Guarantors expressly acknowledges that the execution of this Amendment No. 4 or any actions taken by the Corporate Guarantors, the Banks or the Issuing Bank in connection therewith shall not be deemed a release or waiver of any of the Corporate Guarantors' obligations pursuant to the Subsidiaries' Guaranty.

     Section 5.  General.
                 _______

          This Amendment No. 4 is made pursuant to Section 14.1 of the Existing Credit Agreement, Section 8 of the Subsidiaries' Guaranty and Section 12 of the Corporate Guarantors' Security Agreement, and the Borrower, Grow Insurance, the Corporate Guarantors, the Banks and the Issuing Bank acknowledge that all provisions of the Existing Credit Agreement and the other Loan Documents, as amended or waived hereby, are and shall remain in full force and effect, and nothing herein contained shall be deemed a waiver of, or impair the effectiveness or enforceability of, any other terms or conditions of the Existing Credit Agreement or any of the other Loan Documents except as expressly stated herein. From and after the date of this Amendment No. 4, each and every reference in any of the Loan Documents to the Credit Agreement or any other Loan Document is hereby amended to mean the Existing Credit Agreement or such other Loan Document as heretofore amended and as amended by this Amendment No. 4. Nothing in Amendment No. 1, Waiver, Consent and Amendment No. 2, Amendment No. 3 or Amendment No. 4 shall be deemed to constitute the Borrower, Grow Insurance, Cello, Ameritone or Zynolyte a party to, or to make the respective Person obligated under, or to require the consent or signature of the respective Person for, any amendment, supplement, consent or waiver with respect to, any of the Credit Agreement, Parent Guaranty, Pledge Agreement, Borrower Security Agreement, Subsidiaries' Guaranty or Corporate Guarantors' Security Agreement, unless the particular Person was a party to the particular Loan Document on the Closing Date (or, as to Zynolyte, except for the Subsidiaries' Guaranty and Corporate Guarantors' Security Agreement, as to which it is a guarantor, pledgor and obligor as fully as though an original party thereto).

     Section 6.  Effectiveness.
                 _____________

          Anything in this Amendment No. 4 to the contrary notwithstanding, this Amendment No. 4 shall become effective when, and only when: (a) it shall have been signed and delivered on behalf of all of the parties hereto; and (b) each Bank shall have received its Pro Rata Share of the Extension Fee.
     Section 7.  Expenses of the Agent and the Banks.  Pursuant to
     Section 16.3 of the Existing Credit Agreement, the Borrower shall pay on demand to the Agent and the Banks, the reasonable out-of-pocket expenses of the Agent and each Bank, including, but not limited to the reasonable fees and expenses of Special Counsel and counsel for each Bank.

     Section 8.  Counterparts.
                 ____________

          This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment No. 4 or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              GROW GROUP, INC.

                              By: _________________________________

                              GROW GROUP INSURANCE, LTD.

                              By: _________________________________

                              CELLO CORP.

                              By: __________________________________

                              SINCLAIR-AMERITONE PAINT CORPORATION
                              (f/k/a Sinclair Acquisition Corp. and
                               f/k/a Ameritone Paint Corporation)

                              By: __________________________________

                              ZYNOLYTE PRODUCTS COMPANY

                              By: __________________________________

                              CHEMICAL BANK NEW JERSEY, N.A.

                              By: __________________________________

                              FLEET BANK

                              By: __________________________________

                              PNC BANK, KENTUCKY, INC.

                              By: __________________________________

                              WELLS FARGO BANK, N.A.

                              By: __________________________________

                              CHEMICAL BANK

                              By: ___________________________________